EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-87973) and Form S-3 (No. 333-82128), of our report dated February 7, 2002 on our audit of the financial statements included in the 2001 annual report on Form 10-KSB of I.D. Systems, Inc.

We also consent to the reference to our firm under the caption experts in the Form S-3.


/s/ Richard A. Eisner & Company, LLP

New York, New York
March 25, 2002